UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2024

WAVEDANCER, INC
(Exact name of registrant as specified in its charter)

Delaware	001-41092	54-1167364

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12015 Lee Jackson Memorial Highway
Suite 210
Fairfax, VA 22033
(Address of principal executive offices, including zip code)

703-383-3000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	WAVD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 10, 2024, with an effective date of June 7, 2024, WaveDancer, Inc. and its wholly-owned subsidiary Tellenger, Inc. (collectively the “Borrowers”) executed a Change of Terms (“CIT”) to the Commercial Line of Credit Agreement and Note dated April 16, 2021, as amended on September 11, 2023 (the “LOC Agreement”), with Summit Community Bank, a division of Burke & Herbert Bank & Trust (the “Lender”). Through prior agreements with the Lender the LOC Agreement expired on May 16, 2024. Prior to the execution of the CIT, the amount due to the Lender was $500,000.

In connection with such CIT, the maturity date was extended to July 16, 2024 in consideration of the Borrowers making a principal curtailment of $100,000 and paying an extension fee of $2,500, and making an additional $100,000 payment by June 28, 2024 plus an additional $4,000 extension fee.

A copy of the CIT is filed as exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1
Change of Terms to the Commercial Line of Credit Agreement and Note between Summit Community Bank, a division of Burke & Herbert Bank & Trust, and WaveDancer, Inc. and its wholly owned subsidiary, Tellenger, Inc., dated June 10,  2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVEDANCER, INC.

Date: June 13, 2024	By:	/s/ G. James Benoit, Jr.
G. James Benoit, Jr.
Chief Executive Officer